                                                                 EXHIBIT 10.22

               [* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]


                         LICENSE AND SERVICES AGREEMENT


          This License and Services Agreement ("Agreement") is entered into as of January 21, 1997 ("Effective Date") among VERSUS Technologies Inc., a corporation organized under the laws of Canada, located at 181 Bay Street, Suite 3810, Toronto, Ontario M5J 2T3 ("VTI") and VERSUS Brokerage Services Inc., a corporation organized under the laws of Ontario and a wholly-owned subsidiary of VTI, located at 181 Bay Street, Suite 3810, Toronto, Ontario M5J 2T3 ("VBSI") (VTI and VBSI collectively referred to herein as "VERSUS"); and E*TRADE Group, Inc., a Delaware corporation located at Four Embarcadero Place, 2400 Geng Road, Palo Alto, CA 94303 ("E*TRADE").

          1.   Certain Definitions.
               -------------------

          1.1 "Affiliate" of a party shall mean an entity directly or indirectly controlling, controlled by or under common control with that party where control means the ownership or control, directly or indirectly, of more than fifty percent (50%) of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority; provided that such entity shall be considered an Affiliate only for the time during which such control exists.

          1.2 "Applicable VERSUS Entity" shall mean VTI or VBSI (depending on which such entity is then primarily responsible for performing the Services in Canada or both of such entities if they are both primarily responsible for performing the Services in Canada).

          1.3 "Business Day" shall mean any day in both the United States and Canada which is not a Saturday, Sunday or official government holiday in either country.

          1.4 "Canadian" shall mean, with reference to a Customer, a Customer that has, in the case of an individual, a valid Canadian social insurance number
(SIN) and a valid mailing address in Canada (which is not a post office box number unless there is another valid mailing address in Canada) and, in the case of any other person or entity that is a Customer, a valid tax identification number and a valid mailing address in Canada;

          1.5 "Customer" means a Canadian person who receives Services provided by VERSUS in association with the Licensed Marks.

          1.6 "Disclosing Party" shall mean a party hereto that discloses its Proprietary Information to the other party.

          1.7 "E*TRADE Services" shall mean those Services which are provided, directly or indirectly, solely by E*TRADE pursuant to this Agreement.

          1.8 "Improvements" shall mean any updates, upgrades, improvements, new versions and releases, enhancements or replacements of the Technology or the VERSUS Retail Core System, as applicable.

          1.9 "Licensed Marks" shall mean solely the E*TRADE trademarks, trade names, logos, and marks specified in Attachment A hereto or which may in the future be adopted for use by E*TRADE or its Affiliates in connection with Services offered by E*TRADE or its Affiliates; provided, however, that the appearance and/or style of the Licensed Marks may change from time to time in E*TRADE's sole discretion; provided, further, that such changes are made by E*TRADE to the Licensed Marks for use by E*TRADE, its Affiliates and all other E*TRADE licensees except to the extent E*TRADE determines that applicable laws, regulations, local customs, or local usage of other trademarks, tradenames or logos might prohibit or impede the adoption of such changes by any licensee.

          1.10 "Listed Person" shall mean an entity listed in Attachment J, as amended from time to time pursuant to the provisions of this Agreement.

          1.11 "Listed Person Acquisition" shall mean a change of control of VTI or VBSI by reason of a Listed Person, or a group of persons (including a Listed Person) acting jointly, becoming a beneficial owner of *** percent (***%) or more of the then outstanding voting and equity securities of VTI or VBSI, on a fully diluted basis.

          1.12 "Marketing Expenses" shall mean all costs and expenses (other than costs and expenses arising from data management, printing, distribution and similar costs that are excluded by E*TRADE from its customary calculation of its marketing expenses) arising from marketing, promotional and advertising activities, including advertisement placement, advertisement creation and
employee salaries for employees at least  *    *    *  of whose employment
responsibilities involve marketing the Services in association with the Licensed Marks.

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

          1.13 "Net Revenue" shall mean all gross revenue received from third parties and recognized by the Applicable VERSUS Entity less the provision for bad debts, all as determined in accordance with Canadian generally accepted accounting principles.

          1.14 "Proprietary Information" of a Disclosing Party shall mean the following, to the extent previously, currently or subsequently disclosed to the other party hereunder or otherwise: information relating to products or technology of the Disclosing Party or the properties, composition, structure, use or processing thereof, or systems therefor, or to the Disclosing Party's business (including, without limitation, computer programs, code, algorithms, schematics, data, know-how, processes, ideas, inventions (whether patentable or not), names and expertise of employees and consultants, all information relating to customers and customer transactions and other technical, business, financial, customer and product development plans, forecasts, strategies and information). In particular, but without limitation, Technology and Improvements thereto by whomever made shall be considered Proprietary Information of E*TRADE and the VERSUS Retail Core System and Improvements thereto by whomever made shall be considered Proprietary Information of VERSUS.

          1.15 "Proprietary Rights" shall mean patent rights, copyrights, trade secret rights and similar proprietary intellectual property rights.

          1.16 "Receiving Party" shall mean a party hereto that receives Proprietary Information of the other party.

          1.17 "Revenues" shall mean all Net Revenue from providing Services to Customers, in the currency in which such revenue is earned by VERSUS, provided however, that Revenues do not include trailer fees, interest income, spread income on client balances, account services and registration fees or fees derived from the provision of data or other information.

          1.18 "Services" shall mean the provision of financial and market information and data and electronic retail brokerage services to retail customers using the Technology, Licensed Marks and, in the case of VERSUS, using the VERSUS Retail Core System, via any and all electronic gateways and electronic distribution channels including telephone (interactive voice response).

          1.19 "Technology" shall mean software (in object code form), related technology, content, information, inventions (whether or not patentable), ideas and know-how owned or controlled by E*TRADE and used by it or its Affiliates as of the date of this Agreement, and any Improvements thereto made by or for E*TRADE during the term of this Agreement which are owned or controlled by E*TRADE or its Affiliates, in connection with the Services offered by E*TRADE or its Affiliates

(including without limitation the technology and information provided by E*TRADE as described in Attachment D hereto).

          1.20 "Territory" shall mean Canada.

          1.21 "United States" shall mean the United States of America.

          1.22 "VERSUS Retail Core System" has the meaning set forth in Attachment C.

          2.   Technology License.
               ------------------

          2.1  License Grant.  Subject to all the terms and limitations of this
               -------------
Agreement, E*TRADE hereby grants VTI, with the right to sublicense to VBSI, a sole and exclusive, perpetual, non-transferable, non-sublicensable (except to VBSI) license to use the Technology and the associated Proprietary Rights therein solely for the purpose of using, marketing and providing the Services in the Territory and only so long as the Applicable VERSUS Entity uses the Licensed Marks in connection with the provision of all such Services. The foregoing license is exclusive only in the Territory and no rights to use the Technology or any associated Proprietary Rights therein are granted by E*TRADE outside of the Territory (provided the foregoing shall not prevent the use of the E*TRADE web site). No Services provided under the license will be marketed or provided directly or indirectly by or under the authority of VERSUS for any direct or indirect customers who are not Canadian. Any marketing by VERSUS to Customers outside the Territory shall be done solely in cooperation with E*TRADE (and with E*TRADE's prior written consent in each instance) and shall be in compliance with all applicable laws.

          2.2 VERSUS agrees not to (i) disassemble, decompile or otherwise reverse engineer the Technology or otherwise attempt to derive the source code or algorithms underlying the Technology, or, except as contemplated by this Agreement, copy or modify the Technology, or allow others to do any of the foregoing.

          2.3 As between the parties, except for the license herein, E*TRADE and its licensors shall retain and own all right, title and interest in and to the Technology and all Proprietary Rights thereto.

          3.   Trademark License.
               -----------------

          3.1  License to Licensed Marks.  Subject to all the terms and
               -------------------------
limitations of this Agreement, E*TRADE hereby grants VTI, with the right to sublicense to VBSI, a sole and exclusive, perpetual, non-transferable, non-sublicensable (except to VBSI) license to use the Licensed Marks in the Territory solely in connection with the marketing, promotion and supply of the Services. The foregoing license is exclusive only in the Territory and, subject to Section 2.1, no rights to use the Licensed Marks are granted by E*TRADE outside of the Territory (provided the foregoing shall not prevent the use of the E*TRADE web site).

          3.2 VERSUS acknowledges that the Licensed Marks are owned solely and exclusively by E*TRADE. VERSUS hereby acknowledges and agrees that, except as set forth herein, VERSUS has no rights, title or interest in or to the Licensed Marks and that all use of the Licensed Marks by VERSUS shall inure to the benefit of E*TRADE. VERSUS agrees not to apply for registration of the Licensed Marks (or any mark confusingly similar thereto) anywhere in the Territory. E*TRADE shall apply for and diligently pursue registration of the Licensed Marks within the Territory at its expense, and, in such event and if applicable, VERSUS agrees to reasonably assist and cooperate with E*TRADE in connection therewith at E*TRADE's expense.

          3.3 VERSUS acknowledges that, notwithstanding the registration by E*TRADE of the Licensed Marks and the diligent pursuit by E*TRADE of the protection of E*TRADE's right, title and interest in the Licensed Marks, E*TRADE cannot guarantee that no third party anywhere in the world has a legitimate claim or interest in the Licensed Marks. Notwithstanding the foregoing, VERSUS requires, and E*TRADE agrees, that, subject to Section 13.1, financial responsibility and liability for the use by VERSUS of the Licensed Marks solely within the scope of this Agreement is borne by E*TRADE, and E*TRADE's responsibility in respect of infringement shall be as set out in Section 13.1.

          3.4 E*TRADE shall not itself, and shall not permit any other person except VERSUS (and its Affiliates which are permitted assignees under Section
23)(or, in respect of the Licensed Marks, without limiting its obligations under Sections 13.1 and 13.2, shall use reasonable efforts so that any other person except VERSUS (and its Affiliates which are permitted assignees under Section
23) is not permitted), directly or indirectly to (i) use the Licensed Marks or Technology in or, in respect of, the Territory, or (ii) use or license any part of the Technology or E*TRADE Services in or in respect of the Territory, whether or not in association with the Licensed Marks, for the benefit of any person other than VERSUS (or its Affiliates which are permitted assignees under Section
23), except in each case to the extent of (A) uses or licenses of the Licensed Marks or the Technology that do not conflict with E*TRADE's licenses to VERSUS hereunder and that are unrelated to the provision of the Services, and (B) marketing or promotional activities engaged in by E*TRADE, its Affiliates or its licensees that are not primarily directed to the Canadian market for the Services, subject to Section 9. VERSUS shall not itself nor shall it permit any other person (other than E*TRADE, its Affiliates and its licensees) to directly or indirectly provide Services to customers who are not Customers.

          3.5 VERSUS shall have the right to continue using the VERSUS trademarks in association with all aspects of its business and, when promoting or identifying Services to Customers, VERSUS may use the VERSUS trademarks in conjunction with the Licensed Marks. VERSUS shall not use any trademarks, trade names or logos in connection with the promotion of Services save and except for the Licensed Marks and the VERSUS trademarks as contemplated by this Section 3.5, third party trademarks used in association with services and products not offered by E*TRADE (within the scope of agreements with such third parties), and except as required by law. VERSUS and E*TRADE shall work co-operatively to determine a suitable means for the use of the Licensed Marks and the VERSUS trademarks in combination, provided that VERSUS must obtain the prior written consent of E*TRADE to any use of the Licensed Marks in combination with any VERSUS trademarks, tradenames or logos other than uses set forth on Attachment A which are approved by E*TRADE as of the date hereof.

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

          3.6 If any product or services, including financial services but excluding the Services (the "New Services"), are to be offered to Customers directly or indirectly by E*TRADE or its Affiliates using the Technology or the Licensed Marks, E*TRADE shall first offer to VERSUS, by written notice delivered to VERSUS, the sole and exclusive right to offer the New Services to Customers using the Technology and the Licensed Marks. Such first offer shall be subject to the terms and conditions of a commercially reasonable license between E*TRADE and VERSUS, as stipulated by E*TRADE, subject to such modifications as may be
agreed to by the parties.  VERSUS shall have  *    *    *  from the date of
receipt of E*TRADE's written notice to review the terms of the proposed license and exercise its right of first offer in respect of such license by delivering a written notice to E*TRADE that it agrees to offer the New Services to Customers on the proposed terms of the license. If VERSUS exercises its right of first offer, the license shall include the grant of a right of sublicense to sublicensees reasonably acceptable to E*TRADE (provided VERSUS shall remain involved in the offering of the New Services) and, if the license is in respect of New Services which are financial services, no upfront license fee will be payable by VERSUS. If VERSUS does not exercise its right of first offer in
respect of such license within such *    *    *  E*TRADE shall be entitled,
directly or indirectly, to offer the New Services to Customers, provided that if the opportunity to offer such New Services using the Technology or Licensed Marks under license is to be offered to a third party, (i) such license shall be on principal terms substantively no more favorable to such third party than the license terms offered to VERSUS; (ii) the Marketing Expenses per annum required of such third party, expressed as a dollar amount, shall not be less than the dollar amount of Marketing Expenses per annum required of VERSUS under this Agreement; and (iii) in the case of a license in respect of financial services, VERSUS shall be entitled to a mutually determined percentage of the royalties payable to E*TRADE under such license.

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

          4.   Up-Front Payments; Royalties; Records; Audit.
               --------------------------------------------

          4.1  As partial consideration for this Agreement, the Applicable
VERSUS Entity will pay E*TRADE fees aggregating  *    *    *  , which shall be
payable

*    *    *  after the Effective Date of this Agreement, as set forth in
Attachment E hereto.  The parties agree that the aggregate fees shall be
comprised of separate fees of *     *    *   payable for use of the Licensed
Marks and  *    *    *  for use of the Technology and E*TRADE Services.

          4.2  The Applicable VERSUS Entity will also pay ongoing aggregate
royalties ("Royalties") equal to  *    *    *   percent ( *    *    *  %)  of
its Revenues from any Services provided by or under the authority of VERSUS. The parties agree that these aggregate Royalties shall be comprised of separate
royalties of  *    *    *  percent ( *    *    *  %) of Revenues from Services
payable for use of the Licensed Marks and  *    *    *  percent ( *    *    *
%) of Revenues from Services for use of the Technology and E*TRADE Services.

          4.3  Royalties shall be paid within  *    *    *   Business Days after
the end of each  *    *    *   with respect to Revenues recorded in that
quarter.   Notwithstanding anything to the contrary in Section 4.2, Royalties with respect to Revenues will be paid by the Applicable VERSUS Entity in the currency in which such Revenues were received and will be subject to any local applicable laws or regulations. Any overdue amounts with respect to Royalties or other payments hereunder shall bear interest at the rate of eighteen (18%) per cent per annum (based on a year of 360 days) or the maximum rate permitted under applicable law, whichever is less. Each of VERSUS and E*TRADE shall be responsible for the payment of any and all applicable taxes and duties in respect of any payments made under this Agreement by it to the other (other than taxes based on income). Each of VERSUS and E*TRADE shall be entitled to deduct and remit withholding taxes on amounts payable under this Agreement to the other as may be required by applicable law. In the event that either VERSUS or E*TRADE becomes liable to pay any taxes or related interest and penalties as a result of its not withholding any taxes required to be withheld by it under applicable law, the other party shall indemnify and hold such party harmless in respect thereof.

          4.4 VERSUS shall keep and maintain detailed and accurate books and records with regard to Revenues, Royalties and the calculation thereof at such address(es) as it shall notify E*TRADE of in writing from time to time. E*TRADE or its representatives (who shall be reasonably acceptable to VERSUS) shall be entitled to


[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]


review and audit such books and records and/or compliance with the terms of this Agreement from time to time during normal business hours upon reasonable notice to VERSUS and copy pertinent materials from such books and records relating to the audit, all at E*TRADE's expense; provided that VERSUS will bear any such
expense if the review or audit shows an underpayment of more than   *    *    *
percent (*    *    *  %) for the period audited.  All deficiencies in payments shown by any such audit shall be immediately paid by VBSI along with interest calculated as provided in Section 4.3. All overpayments of Royalties made by VBSI shall be repaid by E*TRADE to VBSI within ten (10) Business Days of the date when E*TRADE receives written notice of its receipt of such overpayment together with reasonably detailed supporting documentation in connection therewith.

          5.   VERSUS Obligations.   Subject to the provisions hereof, each
               ------------------
Applicable VERSUS Entity shall use best efforts to provide and market the Services under the licenses provided hereunder. In connection with its obligations hereunder, each Applicable VERSUS Entity shall (and as to Sections 5(i) through 5(iii) subject to applicable law and VERSUS' ability to obtain the necessary regulatory approvals):

          (i) subject to Section 3.5, use its best efforts to market and promote the Services in Canada using the Licensed Marks exclusively, but in any case shall spend no less than the minimum amounts per each calendar year for Marketing Expenses as specified in Attachment E hereto with respect to the provision of Services to Customers; provided that it may reduce or suspend its marketing, advertising and promotional activities below such amounts specified in Attachment E (with E*TRADE's prior written consent, which shall not be unreasonably withheld) if it is encountering difficulties in properly servicing current demand for Services, or expects to encounter difficulties in properly servicing additional demand for the Services;

          (ii) meet minimum standards for marketing, customer service, operational reliability, performance and technological development of the Services as specified in Attachment F hereto. Attachment F is for the mutual benefit of the parties and may be amended as agreed to from time to time by the parties. Such minimum standards also include the standards, functional and performance requirements as set forth in the Product/Service Requirements document in Attachment B and the System Architecture document in Attachment C (and any subsequent versions agreed upon by the parties);

          (iii) provide regulatory and operational compliance and customer service reasonably necessary for it to provide the Services in the jurisdictions in Canada in which the Services are offered by VERSUS. Prior to providing any Services to Customers, each Applicable VERSUS Entity shall ensure that the Services meet all applicable Canadian securities and other regulatory standards and requirements in the jurisdictions in which the Services are provided by it); and

          (iv) diligently pursue the necessary regulatory approvals for the provision of the Services to Customers in all Canadian provinces.

          6.   Quality Standards.
               -----------------

          6.1 Subject to Section 5(ii) and applicable law (including applicable regulatory requirements), E*TRADE shall establish reasonable quality standards for the Services provided under the Licensed Marks for the purpose of protecting the Licensed Marks as provided herein. The Applicable VERSUS Entity shall provide E*TRADE with access, at no expense to E*TRADE, to samples of the Services in the form that it intends to provide them under the Licensed Marks to allow E*TRADE to review the quality of the Services, and, if the samples meet E*TRADE's quality control requirements, E*TRADE shall approve the level of quality of such samples. Thereafter, upon the request of E*TRADE, the Applicable VERSUS Entity shall furnish, at no expense to E*TRADE, production samples of the Services it intends to sell under the Licensed Marks to allow E*TRADE to monitor the quality of the Services.

          6.2 The Applicable VERSUS Entity agrees to adopt the level of quality as set forth in Section 6.1 hereof for the Services provided under the Licensed Marks as the minimum standard of quality for the Services.

          6.3 E*TRADE shall have the right to request the Applicable VERSUS Entity to make any changes and/or corrections to the Services provided by it under the Licensed Marks as may be required to prevent an erosion of the goodwill associated with the Licensed Marks, and to maintain the quality standard prescribed in Section 6.1 above, and, subject to applicable law and
Section 8.6, the Applicable VERSUS Entity agrees to make and incorporate said changes or corrections at its sole cost and expense.

          6.4 The Applicable VERSUS Entity shall have the right to create and distribute promotional and marketing literature and materials for the Services using the Licensed Marks and materials and content provided by E*TRADE hereunder. The Applicable VERSUS Entity shall furnish to E*TRADE, at no expense to E*TRADE, samples of all literature and materials containing the Licensed Marks that it distributes or intends to distribute prior to any distribution thereof. E*TRADE shall control the quality (but not the Canadian content) of all promotional and marketing literature and materials bearing the Licensed Marks and the Applicable VERSUS Entity's use of the Licensed Marks. Such quality control must be necessary, in E*TRADE's reasonable determination, to the preservation of E*TRADE's interest in the Licensed Marks, the "look and feel" and value propositions associated with the Licensed Marks, and other similar quality related standards. If E*TRADE believes that the Licensed Marks are being used by the Applicable VERSUS Entity in a manner likely to diminish E*TRADE's rights in or protection of the Licensed Marks (other than uses which are approved as of the date hereof by E*TRADE and are set forth on Attachment A and uses which are governed by applicable Canadian law with which VERSUS must comply), the Applicable VERSUS Entity agrees, at its sole cost and expense, to make whatever changes and/or corrections E*TRADE deems necessary to protect the Licensed Marks.

          6.5 VERSUS agrees that it shall not engage, participate or otherwise become involved in any activity or course of action that diminishes and/or tarnishes the image and/or reputation of any Licensed Mark.

          6.6 E*TRADE shall have the right to inspect VERSUS' operations and facilities during normal business hours upon reasonable prior notice, to the extent reasonably necessary to ensure that E*TRADE's quality standards have been and are being met by VERSUS. VERSUS shall provide E*TRADE with monthly reports (no later than ten (10) days after the end of each calendar month) no more detailed than VERSUS' internal reports, taking into account E*TRADE's advice when formulating VERSUS' internal format, for E*TRADE to evaluate VERSUS' operational efficiency and controls with respect to the Services as outlined in the Measures of Operational Efficiency and Controls document in Attachment G hereto which may be amended from time to time upon mutual agreement by the parties hereto) and to obtain reasonably detailed information on the amount of Royalties to be paid for each such month in the form of the report set out in Attachment G. From and after six (6) months following the date of this Agreement, VERSUS will use reasonable efforts to deliver to E*TRADE reports in the form set forth in Attachment G, which reports shall contain information collected for each calendar week and are to be delivered promptly after the end of each such week.

          6.7 VERSUS agrees to comply with all applicable laws in the Territory and, at all times, to conduct its activities under this Agreement in a lawful manner.

          6.8 VERSUS agrees to use the Licensed Marks in accordance with this Agreement and only in connection with the Services.

          6.9 E*TRADE shall use reasonable efforts to inform VERSUS of all of its marketing initiatives and advertising campaigns that would be reasonably likely to significantly affect the Canadian market for the Services prior to use. Upon request by VERSUS and subject to availability, E*TRADE shall provide a reasonable number of copies of its advertising and promotional materials to assist VERSUS in the development of its own such materials for the Canadian market. E*TRADE and VERSUS shall work together cooperatively to determine the circumstances in which a reference to the availability of the Services to Customers through VERSUS should be made in E*TRADE's advertising and promotional materials, provided that the final determination shall be within E*TRADE's sole discretion. Notwithstanding the foregoing, E*TRADE shall include an appropriate reference approved by VERSUS on its World Wide Web home page (as well as certain of its advertising and promotional materials as determined in E*TRADE's sole discretion) that Services are available to Customers through the Applicable VERSUS Entity in the jurisdictions within Canada in which VERSUS is offering such Services.

          6.10 With respect to approvals required under Sections 3.5, 6.1 and 6.4, if E*TRADE does not respond within ten (10) Business Days after receipt of the request for approval, either approving or disapproving the proposed action or materials, E*TRADE shall be deemed to have given its approval to such action or materials.

          7.   Use and Display of Licensed Marks.
               ---------------------------------

          7.1 The Applicable VERSUS Entity acknowledges and agrees that the presentation and image of the Licensed Marks should be of a uniform and consistent quality with respect to all services, activities and products associated with the Licensed Marks. Accordingly, subject to Section 3.5 and applicable law, the Applicable VERSUS Entity acknowledges and agrees to use the Licensed Marks in accordance with E*TRADE's reasonable standards for the Licensed Marks, including the standards referred to in Section 7.2 provided that E*TRADE's judgment as to the reasonableness of any such standards shall be determinative.

          7.2 All usage by the Applicable VERSUS Entity of the Licensed Marks shall include the registered trademark symbol and shall be in the following form, as appropriate: [Licensed Mark](TM), until the applicable trademark has been registered, or [Licensed Mark](R), after the applicable trademark has been registered, except for such non-compliance as is consistent with E*TRADE's then current usage. All literature and materials printed, distributed or electronically transmitted by the Applicable VERSUS Entity and containing the Licensed Marks shall include the following notice (except for such non-compliance as is consistent with E*TRADE's then current usage) in close proximity to the Licensed Marks:

          [Licensed Mark] is a trademark of E*Trade Group, Inc. used under license.

          8.  E*TRADE Technology and Services and VERSUS Technology.
              -----------------------------------------------------

          8.1 To carry on the physical transfer of Technology from E*TRADE to the Applicable VERSUS Entity, E*TRADE shall provide to the Applicable VERSUS Entity, as soon as reasonably practicable after the Effective Date of this Agreement, Technology in tangible form (including but not limited to those items described in Attachment D) as would be reasonably necessary for it to provide the Services. E*TRADE agrees to undertake and provide services related to the Technology and Services as specified in Attachment D. Notwithstanding anything to the contrary herein, all Improvements to the Technology will only be required to be provided by E*TRADE to the Applicable VERSUS Entity within a reasonable time after E*TRADE makes the same available for distribution to its customers and the Applicable VERSUS Entity shall have no less priority in this regard than other licensees with similar licenses. The parties shall use their best efforts to work together to implement the Technology so that the Applicable VERSUS Entity may launch the Services by February 1, 1997. Any Improvements to that portion of the Technology indicated as being owned by E*TRADE in the System Architecture document set forth in Attachment C and in Attachment D (whether or not patentable or copyrightable) that are developed by either party shall be owned solely by E*TRADE (provided that if the Applicable VERSUS Entity creates such an Improvement it shall retain perpetual license rights in respect thereof). E*TRADE shall have the right, at its own expense, and solely in its own name, to apply for, prosecute and defend its Proprietary Rights with respect thereto. VERSUS agrees to and hereby makes any assignments necessary to accomplish the foregoing ownership, will otherwise cooperate with E*TRADE to achieve such ownership and will aid in any application for registration and protection of such Proprietary Rights at E*TRADE's expense.

          8.2 The VERSUS Retail Core System, and all specific Improvements to that portion of such system indicated as being owned by VERSUS in the System Architecture document set forth in Attachment C (whether or not patentable or copyrightable) that are developed by either party shall be owned solely by VERSUS (provided that if E*TRADE creates such an Improvement it shall retain perpetual license rights in respect thereof). VERSUS shall have the right, at its own expense, and solely in its own name, to apply for, prosecute and defend its Proprietary Rights with respect thereto. E*TRADE agrees to and hereby makes any assignments necessary to accomplish the foregoing ownership, will otherwise reasonably cooperate with VERSUS to achieve such ownership and will aid in any application for registration and protection of such Proprietary Rights at VERSUS' expense.

          8.3 E*TRADE shall perform or provide all of the E*TRADE Services reasonably necessary to support the provision of the Services to Customers by the Applicable VERSUS Entity. The E*TRADE Services shall include the services described in Attachments B and D. The E*TRADE Services shall also include integration services to be performed by E*TRADE with the assistance of the Applicable

VERSUS Entity in order to adapt and Canadianize the Technology and the Services to facilitate the provision of Services to Customers in accordance with the milestone dates contemplated by Attachment H hereto and on an ongoing basis. As part of the E*TRADE Services, E*TRADE shall provide in a timely manner such changes to the Technology and the Services as VERSUS may reasonably require in order to comply with Canadian regulatory and market requirements, provided, however, that any extraordinary costs incurred by E*TRADE in connection therewith shall not be deemed to be covered by the fees payable to E*TRADE hereunder and shall be promptly reimbursed by VERSUS. E*TRADE agrees to provide the Applicable VERSUS Entity with prior written notice of any such extraordinary costs prior to incurring any such costs and that such costs must be agreed to by VERSUS before they are incurred. In the absence of such notice and agreement, such costs shall not be reimbursable by VERSUS and E*TRADE shall have no obligation to provide the changes that would have given rise to the extraordinary costs which have not been approved. In connection with the foregoing, the parties shall use their best efforts to have their mutual technologies and systems fully integrated, tested and available to provide the Services to Customers on or before February 15, 1997.

          8.4 E*TRADE will provide a reasonable amount of training in respect of the Technology and Services for the Applicable VERSUS Entity's personnel, including customer service, account opening and operations, at the E*TRADE's facilities and at mutually agreeable times. During the initial development/launch period, E*TRADE will provide additional reasonable support (whether by phone or fax or occasionally in person in Palo Alto or Toronto) in connection with the initial launch of the Services. The parties agree that in-person support will be provided primarily in Palo Alto and only occasionally in Toronto. Each party will pay its own travel, room and board and other out-of-pocket expenses incurred in connection with any activity under this Section 8.4 although extraordinary costs incurred by E*TRADE in fulfilling its obligations in the preceding sentence shall be reimbursed by VERSUS promptly and shall not be costs that are deemed to be included in fees that are otherwise payable by VERSUS to E*TRADE hereunder. E*TRADE agrees to provide the Applicable VERSUS Entity with prior written notice of any such extraordinary costs prior to incurring any such costs and that such costs must be agreed to by VERSUS before they are incurred. In the absence of such notice and agreement, such costs shall not be reimbursable by VERSUS and E*TRADE shall have no obligation to provide the changes that would have given rise to the extraordinary costs which have not been approved.

          8.5 Subject to Section 8.6, E*TRADE shall use reasonable efforts to remain competitive and to continually improve and upgrade its Technology, systems, facilities, and E*TRADE Services to facilitate the marketing of the Services by the Applicable VERSUS Entity to Customers.

          8.6 E*TRADE and VERSUS shall work to ensure the continuing compatibility of the Technology with the VERSUS Retail Core System for the performance of Services to Customers by the Applicable VERSUS Entity including necessary compliance with Canadian legal and market requirements. No change or Improvement shall be made by any party hereto to the Technology, the VERSUS Retail Core System or the Services which would reasonably be expected to result in incompatibility in respect of the parties' respective systems, or non-compliance with Canadian legal requirements, or restrictions on VERSUS' or its Customers' ability to use the Services in accordance with this Agreement, without the prior written approval of the party that has not made such change or Improvement, which approval shall not be unreasonably withheld. E*TRADE and VERSUS shall create and maintain a change management process to ensure compliance with this Section 8.6 and such process will involve the nomination of two (2) representatives by each of E*TRADE and VERSUS to establish a change management committee to review, coordinate, manage and approve technology and service changes.

          8.7 E*TRADE and VERSUS shall use reasonable efforts to use their respective buying power to help the other to receive, participate in, or benefit from the services negotiated by it in the course of operating, and promoting Services around the world so long as, with respect to VERSUS, such services are used to provide Services in accordance with this Agreement and, with respect to E*TRADE, that E*TRADE's use of its reasonable efforts shall extend without limitation to providing VERSUS with the services provided to E*TRADE and its Affiliates by Quote.com, PR Newswire, First Call, Baseline, CompuServe, America Online, Microsoft, Intuit and Quicken. The parties agree that the third party services listed and to the extent described in Attachment I hereto are available as of the Effective Date, subject to any rights of such third party service providers to cease providing such services to any party hereunder.

          9.   Transfer of Customer Accounts; Services to E*TRADE Customers.
               ------------------------------------------------------------
The Applicable VERSUS Entity shall not open any accounts for customers who are not Customers. E*TRADE shall not open any accounts for Canadian customers of the Services unless they have a valid mailing address in the United States. Each party shall refer such Customers for whom they may not open accounts in accordance with the prior sentence to the other party. The parties shall work together to transfer to the Applicable VERSUS Entity any existing E*TRADE accounts for Customers.

          10.  Representations and Warranties.
               ------------------------------

          10.1 Representations and Warranties of E*TRADE.  E*TRADE represents,
               -----------------------------------------
warrants and agrees that:

          (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and it has the corporate power and is authorized under its Certificate of Incorporation and its Bylaws to carry on its business as now conducted;

          (ii) it has performed all corporate actions and received all corporate authorizations necessary to execute and deliver this Agreement and to perform its obligations hereunder;

          (iii) it has and shall maintain the power and authority and all material governmental licenses, authorizations, consents and approvals to be obtained within the United States to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Agreement;

          (iv) there are no (A) non-governmental third parties and (B) governmental or regulatory entities in the United States who are entitled to any notice of the transaction, licenses and services contemplated hereunder or whose consent is required to be obtained by E*TRADE for the consummation of the transaction contemplated hereunder;

          (v) to the best of its knowledge (without limiting its liability under Section 13.1), it and its licensors are the sole and rightful owners of all right, title and interest in and to the Technology and the Licensed Marks and all related Proprietary Rights therein and it has the unrestricted right to market, license and exploit the Technology and the Licensed Marks;

          (vi) to the best of its knowledge (without limiting its liability under Section 13.1), no claims have been made in respect of the Technology or Licensed Marks and no demands of any third party have been made pertaining to them, and no proceedings have been instituted or are pending or threatened that challenge the rights of E*TRADE in respect thereof;

          (vii) all E*TRADE Services, will be provided by E*TRADE in a professional, diligent and timely manner using staff knowledgeable and suitably qualified for the performance of the respective tasks for which they are responsible and it will use reasonable efforts, subject to Section 8.7, to ensure that the quality and reliability of the E*TRADE Services are no less favorable to VERSUS than the equivalent services provided by it for its own purposes or for its licensees;

          (viii) E*TRADE has filed for Canadian trademark registration with the Canadian Trademarks Office for the Licensed Marks noted on Attachment A and the examiner has indicated prior to the date hereof that he does not anticipate any attempt by third parties to block such registration;

          (ix) E*TRADE shall not directly or indirectly apply for registration as a broker or dealer or operate as a broker or dealer in any jurisdiction in Canada under Canadian securities laws except (A) to the extent it is required by law to register for purposes of this Agreement or (B) pursuant to its exercise of its remedies upon the occurrence of any event giving it the right to terminate this Agreement, following its giving notice of the termination of this Agreement and provided, further, that in the event E*TRADE is required to register pursuant to the operation of clause (ix)(A), it shall not operate the registered entity as a broker or dealer or otherwise use such registration to intentionally, in either case, divert business involving the Technology or the Licensed Marks from the business(es) of the Applicable VERSUS Entity; and

          (x) OTHER THAN THOSE SET FORTH ABOVE, E*TRADE MAKES NO WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO ANY TECHNOLOGY, LICENSED MARKS, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT ALL OF WHICH ARE PROVIDED "AS IS," AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND (WITHOUT LIMITING ITS LIABILITY UNDER SECTION 13.1) NONINFRINGEMENT.

          10.2 Representations and Warranties of VTI and VBSI.  VTI and VBSI
               ----------------------------------------------
each represents, warrants and agrees that:

          (i) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and it has the corporate power and is authorized under its Articles of Incorporation and its Bylaws to carry on its business as now conducted;

          (ii) it has performed all corporate actions and received all corporate authorizations necessary to execute and deliver this Agreement and to perform its obligations hereunder;

          (iii) it has and shall maintain the power and authority and all material governmental licenses, authorizations, consents and approvals to be obtained in Canada to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Agreement;

          (iv) it is in compliance with all requirements of any Canadian, or to the best of its knowledge, any other law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a governmental authority, in each case applicable to or binding upon it or any of its property or to which the Services or any of its business related to the Services is subject, except where failure to be in compliance could not reasonably be expected to have a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of VERSUS and its Affiliates taken as a whole;

          (v) there are no (A) non-governmental third parties or (B) governmental or regulatory entities in Canada who are entitled to any notice of the transaction contemplated hereunder or whose consent is required to be obtained by VERSUS for the consummation of the transaction contemplated hereunder;

          (vi) the overall fees for Services provided by the Applicable VERSUS Entity shall be at levels that are competitive with its major competitors in the Canadian market;

          (vii) the Applicable VERSUS Entity shall use its best efforts during the term of this Agreement to develop, market and distribute the Services and that all Services distributed under the Licensed Marks will be subject to the quality control measures as contemplated by this Agreement;

          (viii) if E*TRADE is required to directly or indirectly register as a broker or dealer in any Canadian jurisdiction for purposes of this Agreement, the Applicable VERSUS Entity shall provide E*TRADE with office space within its facilities at a reasonable cost, subject to applicable law, the terms of VERSUS's lease, and availability, provided VERSUS shall make reasonable efforts to accommodate E*TRADE in this regard; and

          (ix) it does not currently, and will not during the term of this Agreement, represent or promote any services or products that intentionally divert business away from the business(es) operated by the Applicable VERSUS Entity that use the Technology or the Licensed Marks. The Applicable VERSUS Entity will conduct its business in a manner that reflects favorably on the Technology and the Licensed Marks.

          11.  Intentionally Omitted.
               ---------------------

          12.  Confidentiality.  Each party recognizes the importance to the
               ---------------
other of the other's Proprietary Information. In particular each party recognizes that the technology and Proprietary Information of the other party (and the confidential nature thereof) are critical to the business of the other party and that it would not enter into this Agreement without assurance that such technology and information and the value thereof will be protected as provided in this Section 12 and elsewhere in this Agreement. Accordingly, each party agrees as follows:

          12.1 The Receiving Party agrees (i) to hold the Disclosing Party's Proprietary Information in confidence and to take all reasonable precautions to protect such Proprietary Information (including, without limitation, all precautions the Receiving Party employs with respect to its confidential materials), (ii) not to divulge any such Proprietary Information or any information derived therefrom to any third person, (iii) not to make any use whatsoever at any time of such Proprietary Information except as expressly authorized in this Agreement, and (iv) not to remove or export from the United States or reexport any such Proprietary Information or any direct product thereof (e.g., Technology by whomever made) to Afghanistan, the Peoples'
         ----
Republic of China or
any Group Q, S, W, Y or Z country (as specified in Supplement No. 1 to Section 770 of the U.S. Export Administration Regulations, or a successor thereto) or otherwise except in compliance with and with all licenses and approvals required under applicable export laws and regulations, including without limitation, those of the U.S. Department of Commerce. Any employee or contractor given access to any such Proprietary Information must have a legitimate "need to know" and shall be similarly bound in writing. Without granting any right or license, the Disclosing Party agrees that the foregoing clauses (i), (ii) and (iii) shall not apply with respect to information the Receiving Party can document (A) is in or (through no improper action or inaction by the Receiving Party or any Affiliate, agent or employee) enters the public domain (and is readily available without substantial effort), (B) was rightfully in its possession or known by it prior to receipt from the Disclosing Party, (C) was rightfully disclosed to it by another person without restriction, (D) was independently developed by it by persons without access to such information and without use of any Proprietary Information of the Disclosing Party or (E) was required to be disclosed in accordance with applicable law provided that reasonable efforts are undertaken by the Receiving Party to minimize the extent of any required disclosure and to obtain an undertaking from the recipient to maintain the confidentiality thereof. The Receiving Party must promptly notify the Disclosing Party of any information it believes comes within any circumstance listed in the immediately preceding sentence and will bear the burden of proving the existence of any such circumstance by clear and convincing evidence. Each party's obligations under this Section 12.1 (except under clause (iv) of the first sentence) shall terminate, with respect to any particular information, ten (10) years after the date of disclosure of such information.

          12.2 The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Proprietary Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law and to be indemnified by the Receiving Party from any loss or harm, including, without limitation, lost profits and attorney's fees, in connection with any breach or enforcement of the Receiving Party's obligations hereunder or the unauthorized use or release of any such Proprietary Information. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach. Any breach of this Section 12 will constitute a material breach of this Agreement.

          13.  Indemnification; Proprietary Rights.
               -----------------------------------

          13.1 E*TRADE shall indemnify and hold harmless VERSUS and its Customers from and against any damages, costs, and attorneys' fees, if any, finally awarded in any suit or the amount of the settlement thereof resulting from a claim by a third party that the Technology, Licensed Marks or E*TRADE Services infringe any United States or Canadian Proprietary Rights, and all costs and damages arising in connection therewith, provided that (i) E*TRADE is promptly notified of any and all threats, claims and proceedings related thereto, (ii) E*TRADE shall have sole control of the defense and/or settlement thereof, (iii) VERSUS furnishes to E*TRADE, upon request, information available to VERSUS for such defense, and
(iv) VERSUS provides E*TRADE with reasonable assistance at E*TRADE's expense. THE FOREGOING IS IN LIEU OF ANY WARRANTIES OF NONINFRINGEMENT, WHICH ARE HEREBY DISCLAIMED (WITHOUT LIMITING THE LIABILITY OF E*TRADE HEREUNDER). The foregoing obligation of E*TRADE does not apply with respect to Technology, E*TRADE Services or Licensed Marks or portions or components thereof (A) not supplied by or on behalf of E*TRADE or its licensors, (B) made in whole or in part in accordance to VERSUS specifications to the extent that the alleged infringement is caused by VERSUS' specifications, (C) that are modified by or on behalf of VERSUS (other than by E*TRADE or its Affiliates) after delivery from E*TRADE to the extent that the alleged infringement relates to such modification, (D) combined by or on behalf of VERSUS (other than by E*TRADE or its Affiliates) with other products, processes or materials to the extent the alleged infringement relates to such combination, (E) where VERSUS continues allegedly infringing activity after being supplied with modifications (as provided below) that would have avoided the alleged infringement, to the extent that the alleged infringement is caused by such continuing activity or (F) to the extent the claim arises by reason of VERSUS' use of the Technology, E*TRADE Services or Licensed Marks not being in accordance with this Agreement. VERSUS will indemnify E*TRADE and its officers, directors, agents and employees from all damages, settlements, attorneys' fees and expenses related to a claim of infringement or misappropriation excluded from E*TRADE's indemnity obligation by the immediately preceding sentence. Notwithstanding the foregoing, neither party shall be obligated to indemnify or hold harmless the other party for any claim of any third party for infringement of United States or Canadian Proprietary Rights, or any costs or damages arising in connection therewith, that relate solely to the combination of any of the E*TRADE Services, Licensed Marks, or Technology with any of the VERSUS Retail Core System or related trademarks, services, software and technology of VERSUS. In the event the Technology, Licensed Marks, or E*TRADE Services are held or are reasonably believed by E*TRADE to infringe, as provided in the first sentence of this
Section 13.1, E*TRADE shall, use commercially reasonable efforts, at its sole expense, (i) in the case of Technology and E*TRADE Services, replace the infringing portions of the Technology or E*TRADE Services or modify them to be non-infringing provided that any such replacements or modifications do not materially adversely affect VERSUS' right or ability to continue using the E*TRADE Services or Technology as contemplated by this Agreement, including without limitation, materially adversely affecting the functionality, usefulness or compatibility thereof, or, (ii) procure for VERSUS the right to continue using the E*TRADE Services, Technology and Licensed Marks in substantially the same manner as contemplated by this Agreement.

          If the foregoing alternatives are not available on commercially reasonable terms, E*TRADE may terminate this Agreement on thirty (30) days prior written notice, and in the event of such termination, E*TRADE shall refund to VERSUS all amounts paid by VERSUS to E*TRADE pursuant to Section 4.1, and shall be liable to pay to VERSUS all costs, expenses and damages incurred by VERSUS as a result of such termination as determined by arbitration, a court of competent jurisdiction or as agreed to by the parties, including without limitation the costs of developing or migrating to a replacement system and technology, but
subject to an overall limit of  *    *    *  .

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]


          This Section 13.1 is intended to state the entire liability of E*TRADE with respect to infringement claims notwithstanding the representations in Sections 10.1(v), (vi) and (x).

          13.2 If VERSUS becomes aware of any product or activity of any third party that involves infringement or violation of any E*TRADE Proprietary Right in the Territory, then VERSUS shall promptly notify E*TRADE in writing of such infringe ment or violation. E*TRADE shall do all such acts or things as are reasonably necessary to maintain the validity of the Licensed Marks including promptly taking action to enforce its rights in respect of the Licensed Marks in Canada and including taking such steps as may be reasonably necessary to enjoin and terminate any infringement or passing off in respect of the Licensed Marks which comes to its attention. Only if E*TRADE does not take the aforesaid action within ninety (90) days of having written notice from VERSUS of such infringement or passing off, VERSUS shall have the right, at its own expense, to undertake such proceedings and take such action as it reasonably shall deem appropriate.

          13.3 E*TRADE and VERSUS agree to work cooperatively regarding issues concerning Proprietary Rights and similar matters and to exercise reasonable business judgment in carrying out the objects of this Agreement to avoid exposing either party to liability under patent, copyright, trademark or similar laws in the Territory.

          13.4 Each party hereto (the "Indemnitor") agrees to defend, indemnify and hold the other parties hereto harmless from and against any and all costs and expenses (including reasonable attorneys' fees), liabilities, damages or other loss arising out of the Indemnitor's actions or omissions to act under this Agreement, any breach of the Indemnitor's covenants, representations or warranties hereunder.

          14.  Term and Termination.
               --------------------

          14.1 Subject to the provisions of this Agreement, it is the parties intention and agreement that this Agreement and the licenses herein shall be perpetual. It is intended that, in the event of a breach of the Agreement, diligent effort will be made by all parties to resolve and cure the breach, or cease the offending activity, and that all differences will be addressed promptly and in good faith with a view to quick resolution pursuant to Section
24.6.  This Agreement will remain in effect unless terminated pursuant to this
Section 14.

          14.2 This Agreement may be terminated by a party for cause immediately by written notice upon the occurrence of any of the following events:

          (i) If the other ceases to do business or otherwise terminates its business operations for a period of sixty (60) days; or

          (ii) If the other shall fail to promptly secure or renew any license, registration, permit, authorization or approval necessary for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within sixty (60) days; or

          (iii) If, subject to the operation of Section 24.6, the other breaches any material provision of this Agreement and fails to cure such breach within thirty (30) days of the managements' decision, or failure to reach a decision, pursuant to Section 24.6.

          14.3 This Agreement shall automatically be terminated without any requirement of notice to any other person if the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within sixty (60) days).

          14.4 E*TRADE may terminate this Agreement immediately upon written notice if:

          (i) VERSUS fails to pay any of the amounts payable hereunder to E*TRADE as provided in Sections 4.1 and 4.2 above within thirty (30) days after receipt of written notice from E*TRADE that any such amount is due and payable pursuant to such provisions and remains unpaid under such provisions, provided that, any such breach that is cured prior to delivery of a notice of termination pursuant to this Section 14.4(i) shall not be deemed to have caused an event of termination hereunder.

          (ii) there occurs a Listed Person Acquisition; provided the right of termination with respect to any particular Listed Person Acquisition, under this
Section 14.4(ii) must be exercised within ten (10) days after the date that VTI or VBSI, as applicable, notifies E*TRADE in writing that such Listed Person Acquisition has occurred.

          14.5 Upon any termination of this Agreement by either party (except as provided in clause (iv) below and as otherwise provided herein), (i) all rights and licenses granted VERSUS under this Agreement and all other rights and obligations hereunder shall terminate, (ii) VERSUS will immediately cease using and return to E*TRADE all E*TRADE Proprietary Information, Technology, marketing materials and literature in its possession, custody or control in whichever form held (including without limitation all documents or media containing any of the foregoing and all copies, extracts or embodiments thereof), (iii) VERSUS will cease using the Licensed Marks and any other trademarks, service marks and other designations of E*TRADE, and (iv) Sections 4, 8.1, 8.2, 12, 13, 14, 17, 18, 19, 22, 23 and 24 of this Agreement will continue in accordance with their terms. Notwithstanding anything to the contrary in this Section 14.5, in the event any party (the "Party in Willful Breach") willfully, intentionally and deliberately commits an act or omission in material breach of this Agreement, with the intent, desire or objective of causing the other party (the "Offended Party") to exercise its right of termination under this Agreement, without there being at the same time a material breach by the Offended Party, then on termination of this Agreement by the Offended Party in response to such material breach, neither the Party in Willful Breach nor any of its Affiliates will, for a period of one (1) year after the effective date of termination directly or indirectly engage in the business of providing the Services in or in respect of the Territory that intentionally diverts business away from the provision of Services by the Offended Party or its Affiliates. In such circumstances, the Party in Willful Breach shall be required to permit the Offended Party to continue to benefit from the provisions of this Agreement for a period of up to one (1) year (at the option of the Offended Party) following termination of the Agreement, and in such event the Agreement shall continue in effect for such period.

          14.6 (i) The list of Listed Persons in Attachment J may include up to eight (8) named entities each of which is a direct competitor of E*TRADE or its Affiliates (with each named entity automatically being interpreted to include such named entity's affiliates and subsidiaries). E*TRADE may amend Attachment J from time to time, by delivering to VERSUS an amended Attachment J in writing to supersede and replace the preceding Attachment J, provided that, prior to VTI or VBSI entering into any solicitation or negotiation process in respect of any proposed change in control transaction (where such transaction is intended to result in a change involving a person or a group of persons acting jointly, becoming a beneficial owner of fifty percent or more of the then outstanding voting and equity securities of VTI or VBSI, on a fully diluted basis) relating to VTI or VBSI, and subject to Section 12, VERSUS will give E*TRADE written notice that it proposes to engage in such a solicitation or negotiation process, and upon the date commencing five (5) days after E*TRADE's receipt of any such notice, E*TRADE shall be prohibited from amending Attachment J during the course of any such solicitation or negotiation process until such time as either (A) VTI or VBSI has given E*TRADE notice that it has terminated such solicitation or negotiation process or (B) such solicitation or negotiation process has been terminated.

          (ii) If a Listed Person Acquisition is proposed by VERSUS, E*TRADE shall have a right of first offer in respect of such proposed Listed Person Acquisition. VERSUS shall promptly deliver written notice to E*TRADE of the terms of the proposed Listed Person Acquisition, the number and class of shares that are the subject of the proposed Listed Person Acquisition, and the price of such shares. E*TRADE shall have thirty (30) Business Days to review the proposed terms of the Listed Person Acquisition and exercise its right of first offer by delivery of a written notice to VERSUS that it agrees to acquire the shares on the terms of the proposed Listed Person Acquisition. If E* TRADE does not exercise its right of first offer within such thirty (30) Business Day period, VERSUS may proceed with the Listed Person Acquisition on principal terms substantively no more favorable to the Listed Person than the terms offered to E*TRADE. On completion of the Listed Person Acquisition, E*TRADE's rights under
Section 14.4(ii) shall arise.

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

          (iii) If a Listed Person Acquisition occurs and E*TRADE does not exercise its rights of termination under Section 14.4(ii), this Agreement shall continue in full force and effect provided that the royalties payable hereunder per annum shall be the greater of the amount determined pursuant to Section 4.2
and an amount equal to  *    *    *  % of the aggregate amount of Royalties paid
pursuant to Section 4.2 during the calendar year immediately preceding the effective date of the Listed Person Acquisition.

          (iv) If a Listed Person Acquisition occurs and E*TRADE exercises its right of termination under Section 14.4(ii) and VERSUS determines that it desires to wind down its use of the licenses in an orderly manner, the effective date of termination of the Agreement shall be up to one (1) year, at VERSUS's option, from the date of E*TRADE's exercise of its termination right to the extent such period is reasonably necessary to permit VERSUS to wind down its use of the licenses granted hereunder in such orderly manner.

          14.7 Each party understands that the rights of termination hereunder are absolute. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses.

          14.8 Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available, except in respect of Section 14.4(ii), in which case termination, if effected, is the sole remedy under this Agreement.

          15.  Intentionally Omitted.
               ---------------------

          16.  Request to Convert Royalties to Equity.  Subject to board,
               --------------------------------------
shareholder, and regulatory approvals and subject to compliance with the terms of a shareholders' agreement between VTI and its major shareholders (the "VTI Shareholders' Agreement"), E*TRADE may request, at any time prior to the initial public offering of participating equity shares (which, for greater certainty, shall not mean preferred shares) of VTI pursuant to a prospectus filed and receipted in accordance with applicable regulatory requirements (the "IPO"), to purchase shares of VTI in consideration and in lieu of any payments due and payable by the Applicable VERSUS Entity under Sections 4.1 and 4.2. Within thirty (30) Business Days after receipt of written notice from E*TRADE to exercise its option to convert such amounts due and payable by VTI into shares, VTI shall use reasonable efforts to solicit the consent of its then current shareholders of VTI and any relevant third parties to transfer VTI shares beneficially owned by VTI shareholders to E*TRADE up to a maximum of ***% of the outstanding shares of VTI in the aggregate. Subject to the approval of the VTI shareholders, such shares shall be valued at fair market value determined in accordance with the provisions of the VTI Shareholders' Agreement in the form of Attachment K hereto, and E*TRADE shall become a party to the VTI Shareholders' Agreement if required to do so by VTI. On termination of this Agreement in accordance with its provisions, VTI shall have the right, exercisable for a period of one (1) year following the effective date of the termination, to purchase from E*TRADE all shares of VTI purchased by E*TRADE in accordance with this Section 16 and beneficially owned by it, prior to the IPO, at the fair market value determined in accordance with the provisions of the VTI Shareholders' Agreement in the form of Attachment K and, after the IPO, at the market price for such shares. In the event VTI exercises its call option, E*TRADE agrees to pay all amounts and make all necessary filings required of a foreign person selling taxable Canadian property. No representation is made herein by VTI that shareholders of VTI will agree to the sale of their shares or to the valuation price.

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

          17.  Nonsolicitation.  During the term of, and for two (2) years after
               ---------------
the termination of this Agreement, neither party will, directly or indirectly, solicit the employment or services of any employee or consultant of the other party with whom such party has had contact or who became known to it in connection with this Agreement, or encourage such employees or consultants to leave the other party; provided, however, that the foregoing does not prevent a party from employing such persons who contact a party on their own initiative without prior solicitation from such party or to general advertisements or other general solicitations of employment not directed to the other party's employees or consultants.

          18.  INCIDENTAL AND CONSEQUENTIAL DAMAGES.  NEITHER PARTY WILL BE
               ------------------------------------
LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS) WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT SAVE AND EXCEPT THE FOREGOING SHALL NOT APPLY IN THE CASE OF A BREACH OF SECTION 12.

          19.  LIMITATION OF OBLIGATIONS AND LIABILITY.  NEITHER PARTY WILL BE
               ---------------------------------------
LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABIL ITY OR OTHER THEORY FOR LOST DATA, COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES, TECHNOLOGY OR RIGHTS OR FOR ANY AMOUNTS
AGGREGATING IN EXCESS OF  *    *    *  SAVE AND EXCEPT THE FOREGOING SHALL NOT
APPLY IN THE CASE OF WILLFUL MISCONDUCT OF SUCH PARTY OR, SUBJECT TO SECTION 13.1, IN THE CASE OF INFRINGEMENT.

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

          20.  Board Observer.  E*TRADE shall have the right to designate one
               --------------
(1) employee of E*TRADE to become a non-voting observer of VTI's Board of Directors meetings. Such observer shall be subject to the same obligations as members of the board in respect of confidentiality, conflict of interest, and diversion of corporate opportunities and shall enter into an agreement with VTI to this effect prior to attending such meetings. E*TRADE shall have the right to change any observer designated by it at any time effective upon notice to VTI. Any and all travel costs incurred for the attendance by representatives of E*TRADE at meetings of the VTI Board of Directors shall be borne by E*TRADE.

          21.  Financial Statements and Accounting Records.  Subject to Section
               -------------------------------------------
12, consolidated financial statements for VTI, including without limitation, a consolidated balance sheet of VTI, VBSI and their Affiliates and the related consolidated statements of income, cash flow and shareholders' equity shall be submitted by VERSUS to E*TRADE within thirty (30) days after the end of each fiscal quarter of VERSUS for such fiscal quarter and within sixty (60) days after the end of each fiscal year for such year (such annual financial statements to be audited by an nationally recognized accounting firm in Canada). The Applicable VERSUS Entity shall also provide E*TRADE with copies of monthly and annual regulatory financial filings made with Canadian regulatory or self regulatory authorities and stock exchanges promptly after such filings are made. Such monthly and quarterly financial statements shall be prepared in accordance with Canadian generally accepted accounting principles and/or applicable regulatory requirements.

          22.  Independent Contractors.  The parties are independent contractors
               -----------------------
and not partners, joint venturers or otherwise affiliated and neither has any right or authority to bind the other in any way.

          23.  Assignment.  Except as otherwise provided herein, the rights and
               ----------
obligations of each party under this Agreement are personal and may not be assigned, directly or indirectly, either voluntarily or by operation of law, without the prior written consent of the non-assigning party, such consent not to be unreasonably withheld. For greater certainty, it shall be deemed reasonable for either party to withhold its consent to any assignment by the other party to a direct competitor of the party whose consent has been requested. Notwithstanding the foregoing, either party may assign this Agreement or delegate any of its rights or obligations to an Affiliate. The assigning party must advise the other party in writing no less than thirty (30) days prior to the effective date of any proposed assignment. No consent by a party to an assignment shall have the effect of releasing the assigning party.

          24.  Miscellaneous.
               -------------

          24.1 Amendment and Waiver.  Except as otherwise expressly provided
               --------------------
herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties.

          24.2 Governing Law and Legal Actions.  This Agreement shall be
               -------------------------------
governed by and construed under the laws of the State of California and the United States without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods. The foregoing choice of governing law shall not apply in such a manner as to cause (i) VTI or VBSI to do or omit to do any act or thing in conflict with any laws or regulations of Canada (including the laws, regulations, rules, policies, by-laws or similar requirements of the provinces, territories, regulatory and self-regulatory organizations in Canada) nor to cause VTI or VBSI to violate a standard applicable to it that is required of either of them under such laws or regulations, or (ii) E*TRADE to do or omit to do any act or thing in conflict with any laws or regulations of the State of California or the United States (including the laws, regulations, rules, policies, by-laws or similar requirements of other states and regulatory and self-regulatory organizations in the

United States) nor to cause E*TRADE to violate a standard applicable to it that is required of it under such laws or regulations. Both parties consent to the jurisdiction of courts in the Northern District of California and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by California or U.S. federal law. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

          24.3 Headings.  Headings and captions are for convenience only and are
               --------
not to be used in the interpretation of this Agreement.

          24.4 Notices.  Notices under this Agreement shall be sufficient only
               -------
if personally delivered, delivered by a major commercial rapid delivery or courier service with tracking capabilities or mailed by certified or registered mail, return receipt requested to a party at its addresses set forth on the first page of this Agreement or as amended by notice pursuant to this subsection. If not received sooner, notice by mail shall be deemed received five (5) days after deposit in the U.S. or Canadian mails.

          24.5 Entire Agreement.  This Agreement, and all Attachments, schedules
               ----------------
and exhibits hereto, supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among the parties relating to the subject matter of this Agreement and all past dealing or industry custom.

          24.6 Arbitration.  Except that either party may seek equitable or
               -----------
similar relief from a court, any dispute, controversy or claim arising out of or in relation to this Agreement or at law, or the breach, termination or invalidity thereof, that cannot be settled amicably by agreement of the parties hereto, shall be finally settled by arbitration in accordance with the arbitration rules of the American Arbitration Association ("AAA"), then in force by one or more qualified, independent arbitrators appointed in accordance with said rules; provided, however, that arbitration proceedings may not be instituted until the party alleging breach of this Agreement by the other party has given the other party not less than sixty (60) days to remedy any alleged breach and the other party has failed to do so. The place of arbitration shall be Palo Alto, California. All documents and agreements relative to any such dispute shall be read, interpreted, and construed from the English versions thereof. The award rendered shall be final and binding upon both parties. Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be. Prior to any party providing to the other a notice of termination or a notice of an event which, if left uncured, would lead to a right of termination, and prior to seeking to use arbitration pursuant to this Section 24.6 with respect to an event of termination occurring under Section 14.2(iii), the parties shall each designate an appropriate senior officer to undertake the review and resolution of the dispute. Such representatives shall promptly proceed in good faith to expeditiously resolve the dispute for a period of thirty (30) days prior to using the arbitration process. If a resolution cannot be achieved within such thirty (30) day period, either party may refer the matter to arbitration in accordance with this provision.

          24.7 Force Majeure.  Neither party hereto shall be responsible for any
               -------------
failure to perform its obligations under this Agreement (other than obligations to pay money or obligations under Section 12) if such failure is caused by acts of God, war, strikes, revolutions, lack or failure of transportation facilities, laws or governmental regulations or other causes which are beyond the reasonable control of such party. Obligations hereunder, however, shall in no event be excused but shall be suspended only until the cessation of any cause of such failure, and the corresponding obligations of the other party (including, notwithstanding the above, payment obligations) shall be similarly suspended.
In the event that such force majeure should obstruct performance of this Agreement for more than thirty (30) days, the parties hereto shall consult with each other to determine whether this Agreement should be terminated. The party facing an event of force majeure shall use its best endeavors in order to remedy that situation as well as to minimize its effects. The party facing such event of force majeure shall notify the other party by telex or telefax immediately after its occurrence, to be promptly confirmed by written notice pursuant to
Section 24.4.

          24.8 Severability.  If any provision of this Agreement is held
               ------------
illegal, invalid or unenforceable by a court of competent jurisdiction or the parties otherwise mutually agree that a provision is or becomes illegal or invalid, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

          24.9 Further Assurances.  The parties agree to co-operate with and
               ------------------
assist each other and take such other action as may be reasonably necessary to implement and carry into effect this Agreement to its full extent.

          24.10  Counterparts.  This Agreement may be executed in counterparts,
                 ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          24.11  Currency Reference.  All references to dollars and payments to
                 ------------------
be made herein shall be references to U.S. dollars unless expressly stated otherwise in the applicable provision.

          24.12  Joint and Several Obligations.  All VERSUS payment obligations
                 -----------------------------
shall be made on the basis of joint and several liability for such obligations. Each of the VERSUS entities agrees that it has received adequate consideration in connection with its respective obligations hereunder.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date. All signed copies of this Agreement shall be deemed originals.

                              E*TRADE GROUP, INC:

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                     -------------------------------------------

                              VERSUS TECHNOLOGIES INC.

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                     -------------------------------------------


                              VERSUS BROKERAGE SERVICES INC.

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                     -------------------------------------------

Attachment A

1. Licensed Marks

                               [LOGO OF E*TRADE]

                           [LOGO OF E*TRADE CANADA]

2. Permitted Combination of Licensed Marks with VERSUS Marks

 .  NONE in combination with the VERSUS Logo.

 . With the text "A Service of VERSUS Brokerage Services Inc." such as in the examples below, to identify the broker as VERSUS as required by regulatory bodies.

   Font sizes for the text that adjoins the marks are to remain proportional with the logo size used, as co-operatively determined by E*TRADE and VERSUS, provided that the text is not reduced to a font size considered as "fine print" by applicable regulatory bodies. (The examples, below, are not meant
                                                                     ---
   to be the definitive guidelines for these proportions).


                           [LOGO OF E*TRADE CANADA]
                  A service of VERSUS Brokerage Services Inc.

                           [LOGO OF E*TRADE CANADA]

                                 A Service of
                        VERSUS Brokerage Services Inc.
              181 Bay Street, Ste. 3810 Toronto, Ontario M5J 2T3


                                    1 of 2

                           [LOGO OF E TRADE CANADA]

                           A service of VERSUS Brokerage Services Inc.
                           181 Bay Street, Ste. 3810
                           Toronto, Ontario M5J 2T3

                           [LOGO OF E TRADE CANADA]

                                 A Service of
                        VERSUS Brokerage Services Inc.


                           [LOGO OF E TRADE CANADA]

                                 A Service of
                        VERSUS Brokerage Services Inc.
                           181 Bay Street, Ste. 3810
                           Toronto, Ontario M5J 2T3


                                    2 of 2

ATTACHMENT B

PRODUCT/SERVICE REQUIREMENTS - BUSINESS MODEL

1.   ELECTRONIC RETAIL BROKER BUSINESS MODEL

The business model under which VERSUS (as defined in the license agreement for the services referred herein) and E*TRADE will operate is based on the E*TRADE international model. This business model is providing electronic retail brokerage services to users, both prospective clients and private clients, via two primary electronic access points -- telephones and personal-computers. Both access points will use international telecommunications networks, both public (Internet) and private (e.g., America On-line), to provide to the retail client
                        ----
a range of services for financial securities transactions in various regulatory jurisdictions around the world.

The governing principal for this comprehensive global securities trading service, is providing clients with a consistent user interface and substantially
                                     -------------------------
comparable features from any and all domestic access points. In this business
-------------------
model there are three classes of service: access services, prospect marketing services and brokerage services.

Generally speaking, the front-end access services and marketing services are to be performed either by E*TRADE or VERSUS or jointly, while the back-end, or client, brokerage services and functions are provided exclusively by VERSUS (see Attachment C for detailed descriptions or roles and responsibilities). Consequently, as a service offered by VERSUS, this venture will operate under the Canadian regulatory environment, where executions, clearing and settlement must occur and customer accounts will be opened and maintained.

The "E*TRADE Canada" value proposition for the retail client is one of providing transactional tools available to institutional investors -- i.e., "that level
                                                            ----
the playing field" --while providing high-quality service. This is achieved through automation and direct access to exchanges and, eventually, other Over-The-Counter markets. To ensure that the same value proposition is experienced by users of the E*TRADE service world-wide will require a consistency of information and service standards.

2.   BUSINESS SERVICES LOGICAL SCHEMATIC


                                    1 of 3

                  ELECTRONIC BROKER SERVICE LOGICAL SCHEMATIC


                                          Prospect
                      Access              Marketing           Brokerage
                     Services             Services            Services

                                                                Trade
                   * Internet                                 Services:
[GRAPHICS          [World Wide          * Promotion
                       Web]                                  * Pre-trade

                                                              * Trade

  APPEAR           * Telephone           * Prospect         * Post-trade
                       (ACD)               support
                                                               Support
                                                              Services:

   HERE]              * Mail                                  * Account
                                                              management

                                        * Request &            * Cash
                 * Broadcast media       enrollment           management
                                         fulfillment
                                                            * Securities
                                                              management
                 * Technical support    * Information
                                          archiving &        * Customer
                                           research            service


                                    2 of 3

The schematic diagram illustrates the conceptual business system and services, which VERSUS and E*TRADE will offer under the name E*TRADE Canada.

ACCESS SERVICES will provide communication links to marketing and/or brokerage functions for prospective clients and customers, via four major channels:

    * Internet (WWW),
    * Telephone,
    * Mail, and
    * Broadcast media (TV, radio, print).
In addition, clients will be able to access technical support which is considered an access service as well.

The MARKETING SERVICES function is to make prospective clients and existing clients aware of E*TRADE Canada services, stimulate trial use, and convert users to initiate or increase their use of brokerage or trading services. This will be done by promoting the E*TRADE Canada service and products, providing information to prospective clients through automated electronic or manual means, and by mailing information and enrollment kits.

BROKERAGE SERVICES consist of value-added Trade Services (see schematic diagram) and Support Services (see schematic diagram) associated with managing accounts. Specifically, the trade services encompass pre-trade (e.g., market research),
                                                      ----
trade (e.g., order entry and execution) and post-trade services (e.g., trade
       ----                                                      ----
Confirmations and account information). Support services include account management, cash management, securities management and customer service.

ATTACHMENT C:

SYSTEMS ARCHITECTURE DOCUMENT

INTRODUCTION

The purpose of this attachment to the Agreement is to define the E*TRADE Canada system components, their systematic relationships, and the respective roles and responsibilities of both parties in designing, developing, operating, and maintaining the system. Ownership of each party's component contributions to the E*TRADE Canada system is also assigned.

This attachment is comprised of three sections:

1.   System Architecture Diagram.

* This diagram identifies all the major technical components which will be used to launch E*TRADE Canada, including the components provided by E*TRADE (the "Technology") and the components provided by VERSUS (the "VERSUS Retail Core System"). It is expected that the system architecture will evolve over time as provided for in the Agreement. The "Technology" supplied by E*TRADE is shaded in gray. The other components (unshaded) constitute the "VERSUS Retail Core System."

2.   System Component Responsibilities and Ownership.

* This table documents the responsibilities of each party for the design, implementation and operation of the system components, and defines ownership.

3.   VERSUS Retail Server Core

* This VERSUS component is central to implementing the E*TRADE Canada system and provides the basis for gross commission revenue calculations (see Attachment G2 for calculations).


                                    1 of 1

                  E*TRADE Canada System Architecture Diagram
ATTACHMENT C 1 (a)                                              January 17, 1997
                         *See next page for legend             Version 1.0 Rev 9


                      [ARCHITECTURE DIAGRAM APPEARS HERE]

                                     ***


[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

              E*TRADE Canada System Architecture Diagram - Legend
ATTACHMENT C 1 (b)                                              January 16, 1997
                                                               Version 1.0 Rev 9


Legend

[LEGEND              E*TRADE Technology or System Component
APPEARS HERE]



[LEGEND              E*TRADE Manual Process/Live Support
APPEARS HERE]



[LEGEND              VERSUS Technology or System Component
APPEARS HERE]



[LEGEND              VERSUS Manual Process/Live Support
APPEARS HERE]



[LEGEND              Telephony of Computer Link
APPEARS HERE]



[LEGEND              Periodic File Transfer
APPEARS HERE]



[LEGEND              Paper Mail
APPEARS HERE]

ATTACHMENT c:

2. SYSTEM COMPONENT RESPONSIBILITIES AND OWNERSHIP

***

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

* See section 3 of this attachment for a detailed description of the VERSUS Retail Server Core.

Attachment C

***

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]



                                    1 of 2

***


[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]




                                    2 of 2

Attachment D.

          Technology and Services Provided by E*TRADE

A.   TECHNOLOGY

 1.   E*TRADE Canada Customer Service ACD

      ***

 2.   E*TRADE Canada Web Server

      ***

 3.   E*TRADE Canada Customer Web Site

      ***


[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]



                                    1 of 4

          ***

     4.   E*TRADE Canada Marketing Site Development

          ***

     5.   E*TRADE Internet Customer Service Toolkit

          ***

     6.   Specification and set-up of E*TRADE-VERSUS data connectively (U.S.
          side).

B.   SERVICES
INFORMATION (CONTENT)

     1.   Customer Service

          ***

     2.   E*TRADE standards and measures

          ***

     3.   E*TRADE Canada Customer Web Site Content
          E*TRADE (or its Third Party Service Providers, to the extent they agree to co-operate) will provide the following data content for the E*TRADE Canada Customer Web Site:

          ***

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]



                                    2 of 4

                                      ***

     4.   E*TRADE Canada Marketing Web Site Content

                                      ***

     5.   E*TRADE Knowledge Base
          Sharing of E*TRADE's knowledge base for VERSUS to leverage in their own training programs and development of policies and procedures

                                      ***

OTHER SERVICES

     6.   E*TRADE Technical Support

                                      ***


     7.   Marketing, Advertising, and Promotion

                                      ***

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

                                    3 of 4

                                      ***

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

                                  Attachment E
                                  ------------

                      PAYMENTS; MARKETING EXPENSE MINIMUMS
                      ------------------------------------

Initial Payment Schedule
------------------------

Payments for the aggregate fees payable pursuant to Section 4.1 are payable on the following schedule:

1.  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *
    *  *  *  *  *  *

2.  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *
    *  *  *  *  *  *

3.  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *
    *  *  *  *  *  *

 *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *
 *  *  *  *  *
 *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *
 *  *  *  *  *
 *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *
 *  *  *  *  *
 *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *
 *  *  *  *  *


Yearly Marketing Expense Minimums
---------------------------------

1.   In   *    *    *  , a minimum marketing expenditure of  *    *    * .
--   ----------------------------------------------------------------------

2.   In   *    *    *  and beyond, a minimum marketing expenditure equal to  *
* * % of Revenues (as defined in the Agreement) is required, to be based on rolling yearly budget projections and adjusted on a quarterly basis.



[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

Attachment F

MINIMUM SERVICE LEVELS

Introduction

This Appendix consists of the minimum service levels which VERSUS will diligently strive to achieve for prudent business reasons and to ensure that E*TRADE brand's public standing is maintained. VERSUS will strive to meet these performance levels no later than 1 month after launch date.

E*TRADE (U.S.) Performance Standards, set for itself and expected of E*TRADE branded services, may be higher than the levels currently reflected in this document and include additional items. A goal of the E*TRADE Canada Service is to meet or exceed all applicable E*TRADE standards within a reasonable period of time. To that end, minimum service levels will be jointly reviewed and revised on a regular basis by VERSUS and E*TRADE.

Minimum Service Levels

1.   Provide information and enrollment packages

                                      ***

2.   Open and maintain client trading account

                                      ***

3.   Trading Services

                                      ***

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

                                    1 of 2

4. Provide client support

                                      ***

Monitoring

                                      ***


[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

                                    2 of 2

Attachment G

1. Measures of Operational Efficiency and Controls

Introduction

This Attachment consists of measures, procedures, and other information associated with the goal to continually promote, progress and preserve excellence in service to E*TRADE Canada customers. Trends in these measures are an important VERSUS management tool for identifying potential problem areas, to correct them early, and to track progress.

Providing these metrics to E*TRADE on a regular basis, services a two-fold purpose:
 . VERSUS can optimally leverage E*TRADE experience in the evaluation of the trends reflected, the provision of possible solutions to problematic ones, and the identification opportunities in others.
 . E*TRADE can continually evaluate the success of its licensing agreement and the consistency of its brand image.

The measures tracked continually evolve with the needs of the business, changes in technology and processes, and as information becomes more readily accessible. Included in these measures are those to which minimum service standards were assigned in Attachment F.

The Measures

                                      ***

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

                                    1 of 4

                                      ***

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN
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THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

                                    2 of 4

                                      ***

Monitoring

In order to evaluate the on-going operational efficiency associated with the E*TRADE brand, VERSUS shall make the following reports available to E*TRADE (subject to the operation of Section 6.6 of the License Agreement):

     1.   All the statistics listed above.

     2. Accompanying explanations of any significant trends or variations from trend.

                                      ***

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

                                    3 of 4

------------

2.  Monthly Royalty Calculation

          Gross Commission Revenues

          Less Bad Debt Provision Recorded

          =Net Commission Revenues

          *    *    *  % Royalty =  *    *    *   x Net Commission Revenues

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

Attachment H.

Summary Milestones

Buy Media                                            Thursday, January 2

E*TRADE-VERSUS Agreement Press Release               Wednesday, January 22

Marketing Services Complete                          Wednesday, January 22

Account Opening Testing Complete                     Wednesday, January 22

Broker Services Testing Complete                     Thursday, January 23

Third Party Agreements Complete                      Friday, January 24

Regulatory Briefings Complete (Ontario)              Friday, January 24

Access Services Testing Complete                     Monday, January 27

Broadcast Media Launch                               Monday, January 27

Systems Integration Testing Complete                 Monday, February 3

Official Electronic Retail Trading Launch            Wednesday, February 5


                                    1 of 1

Attachment I

List of Third-Party Vendors Utilized By E*Trade

Third-Party vendors utilized by E*TRADE on an on-going basis in its provision of services for E*TRADE Canada.

Telecommunications
 .  AT&T
 .  Pacific Bell

Market Data and News
 .  * * *
 .  Reuters (on U.S. and Canadian markets)--via QuoteCom
 .  PR News Wire (on U.S. markets only)--via QuoteCom
 .  Business Wire (on U.S. markets only)--via QuoteCom
 .  Briefing Com (on U.S. markets only)
 .  Baseline (on U.S. markets only)
 .  * * *

Customer Service
 .  SOFTBANK

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]


                                    1 of 1

Attachment J

Listed Persons

                                      ***

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

                                    1 of 1

ATTACHMENT K


3.08      FAIR MARKET VALUE
          -----------------

                                      ***

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

ATTACHMENT K

                                      ***

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

Attachment K

                                      ***

[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

Attachment K

                                      ***


[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2.]

                                  SCHEDULE D

[LOGO OF THE CANADIAN INSTITUTE OF CHARTERED BUSINESS VALUATORS]

--------------------------------------------------------------------------------

March 18, 1994

Subject:  Valuation Standard - "Appendix A" to Standard #91-1

Enclosed for your review and comment is a prepared Valuation Standard. "Appendix A", in addition to Standard #91-1 "Valuation Report Standards and Recommendations".

The objective of Appendix A is to clarify the CICBV's view of disclosure standards pertaining to valuation reports and fairness opinions that are prepared in connection with ??-arm length transactions and other transactions subject to securities regulation.

All proposed standards are circulated in exposure draft form to members for comments and we encourage your participation in this process.

To be considered, we would ask that you send your comments to the Institute's office by April 18, 1994 in the enclosed self-addressed envelope.

Norman ??  CBV
Tom P. ?? CBV
Practice Standards Committee

                         APPENDIX A TO STANDARD #91-1

Introduction

     The objective of Appendix A is to clarify the CICBV's view of disclosure standards pertaining to valuation reports and fairness opinions ("Valuation Reports") that are prepared in connection with non-arm's length transactions and other transactions subject to securities regulation.

     Securities regulation concerning non-arm's length transactions has been designed, in part, to address actual or perceived informational imbalance that might exist between a controlling shareholder and minority shareholders in the context of significant non-arm's length transactions. The requirement for a valuation or fairness opinion in these situations is expected to provide adequate information concerning the financial perspective of the transaction to allow shareholders to make informed decisions.

     The CICBV interprets the disclosure standards for valuation and fairness opinions in securities regulation to be disclosure sufficient to allow a shareholder to understand the basis of the valuation or fairness opinion and to form a reasoned view on the opinion conclusion.

     While it is not required that sufficient information be provided to enable the reader to perform his or her own independent valuation, a Valuation Report should contain sufficient narrative and schedules to support the opinion and calculations for the purposes at hand. The source of any fact which is material to the formal valuation must be clearly stated, including sufficient details so that the significance of the fact can be reasonably received by a user of the report. Adequate disclosure will usually include a comparison of valuation calculations and conclusions arrived at through different methods, a discussion of the schedules for accepting or rejecting each methodology and the relative importance or weighing of relevant methodologies in arriving at a final valuation conclusion. If materials are prepared by the valuer to present valuation conclusions to the special committee or board of directors then this information should usually be incorporated into and form a part of the Valuation Report. A summary of a full Valuation Report will be sufficient only if it provides security holders with a sufficiently detailed review of all material factors contained in the report so that the reader can understand the valuer's thought process, key assumptions and calculations made in arriving at its conclusion.

     A greater level of disclosure is generally required in valuations prepared for the above described purposes than in other circumstances and/or for other purposes. Accordingly, while Standard #91-1 applies to all Valuation Reports, Appendix A applies only to Valuation Reports prepared for securities regulatory purposes.

I.      General

        The following is the test of overall disclosure adequacy that should be applied to Valuation Reports to which this Appendix applies:

        Disclosures should be sufficient to allow a shareholder to understand the basis of the valuation or fairness opinion and to form a reasoned view on the opinion conclusions.

        This Appendix A should not be viewed as an all inclusive list of required disclosure but rather as a guideline for minimum acceptable disclosure. Where sub-lists of information are provided, they should be viewed as examples of the type and level of information that should be disclosed. There will be situations where certain items listed are not applicable or where other items that are not listed should be disclosed. The valuer should consider the level of disclosure described herein when considering the appropriate level of disclosure in a Valuation Report concerning matters or valuation methodologies not addressed herein but that are important in reaching a valuation conclusion.

        The disclosure requirements set out in Sections II and III should be applied to each segment of a business that the valuer considers and values separately in arriving at an overall valuation result.

        In some circumstances, disclosure of certain information required to be furnished may be viewed as potentially detrimental to the issuer or the security holders of the issuer, overweighing the benefit of disclosure of information to prospective recipients. As non-disclosure of the information may require securities regulatory approval, valuers should consult their legal adviser in such circumstances before publication or filing of the Valuation Report.

II. Fundamental Financial Information

    The Valuation Report should contain the following fundamental financial information:

    1. Historical Financial Information: historical financial information
       --------------------------------
       including:

       i)  Annual Financial Information: comparative summaries for the most
           ----------------------------
           recent five years, if available, of:

           - income statements (setting out at least: sales, gross profit, major expense items, operating profit or earnings before interest and taxes, interest/financing expenses, earnings before income taxes, income taxes and net income);

           - statements of changes in financial position (setting out at least: earnings from operations, depreciation, amortization and depletion, deferred taxes, other major deferred charges, major deferred revenues, debt borrowings and repayments, equity issues, other capital transactions and dividends);

           - balance sheets (setting out at least: cash and marketable securities, other current assets, fixed assets including accumulated depreciation, intangible assets, short-term debt, current portion of long-term debt, other current liabilities, long-term debt, deferred taxes, preferred equity and common equity);

           - key financial statement notices and statistics; and

           - key operational statistics such as those commonly provided in Annual Reports for public companies in the relevant industries;

       The historical summaries should be lengthened if the business cycle warrants; and

       ii) Interim Financial Information: comparative summaries on as similar a
           -----------------------------
           basis as possible to that set out in (i) above of operating results and the financial position for and as at the end of the most recent interim period for which information is available; this information should be provided on a comparative basis to the same interim period for the prior year.

    2. Future-Oriented Financial Information: future oriented financial
       ---------------------------------------
       information including:

        i) Budget: a summary of the management prepared budget for the current
           ------
           year, to the extent such information is available, on as similar a basis as possible to that set out in 1.(i) above unless the valuer has not used such forecast or projection in preparing the valuation in which case a statement to this effect, and the valuers reasons for this, should be included in the Valuation Report; and

       ii) Forecast/Projection: a summary of the most recent management prepared
           -------------------
           forecast or projection prepared in the course of management's business planning process or in contemplation of the transaction to which the valuation or fairness opinion pertains, to the extent such information is available, on as similar a basis as possible to that set out in 1.(i) above unless the valuer has not used such forecast or projection in preparing the valuation in which case a statement to this effect, and the valuer's reasons for this, should be included in the Valuation Report.

    3. Empirical Evidence: empirical evidence underlying and supporting key
       ------------------
       financial assumptions, judgments, and calculations such as:

       i)   Market Statistics: a discussion of and market trading statistics
            -----------------
            for companies the valuer considers to be relevant and that the valuer uses in arriving at the valuation conclusion; where market trading statistics are used, disclosure should include at least the following:

            - date(s) of the actual market price data; and

            - the particular statistics used (such as earnings/cash flow/
              book value multiples, yields, etc.).

       ii)  Transactional Statistics: a discussion of and valuation statistics
            ------------------------
            from transactions involving businesses the valuer considers to be relevant and uses in arriving at the valuation conclusion; the disclosure on such transactions should be on as similar a basis as possible to that set out in 3.(i) above;

       iii) Discount Rates, Multiples and Capitalization Rates: a discussion of
            --------------------------------------------------
            and all relevant quantitative data used to calculate discount rates, multiples and/or capitalization rates; where comparable companies and transactions have been used this would include information described in 3.(i) and (ii) above; where the Capital Asset Pricing Model has been used, disclosure should include the risk-free rate, market risk premium, xxxx growth rates and debt-equity structure xxxxxxxx as well market benchmark rates of return, bases of comparable companies and debt-equity ratios of comparable companies the valuer considered in arriving at the inputs used in the valuation;

       iv)  Commodity Prices: the sources and details of commodity pricing
            ----------------
            assumptions used in forecasts and projections (e.g. metal prices, timber prices, oil and gas prices, etc.) with reference to actual current prices and third-party commodity price forecasts the valuer considered in arriving at the inputs used in the valuation; and

       v)   Economic Assumptions: key economic assumptions used by the valuer as
            --------------------
            inputs into the valuation (such as GDP growth, interest rates, exchange rates, etc.).

III. Valuation Calculations

     The Valuation Report should clearly set out the basis of the valuation computation for each of the valuation methodologies adopted by the valuator and separately disclose other factors (such as redundancies) in sufficient detail to assess the impact on the overall valuation conclusion. In this regard, the following disclosure guidelines should be followed by the valuators in preparing the valuation report:

     4. Capitalized Earnings/Cash Flow
        ------------------------------

          i) Unadjusted Earnings/Cash Flow: the reported historical and
             -----------------------------
             future-oriented earnings/cash flow for each of the years reviewed by the valuer;

         ii) Normalization Adjustments: all significant normalization
             -------------------------
             adjustments, on a year-by-year basis, made by the valuer; normalization adjustments may include, but not be limited to:

             * non-recurring revenue and expense items (such as start-up costs);

             * restructuring charges or special revenues;

             * earnings/losses from discontinued operations;

             * adjustments related to changing interest rates or exchange rates;

             * expenses that are not expected to continue in the future or, conversely, that would be required in the future; and

             * adjustments relating to redundant assets that the valuer considered separately;

        iii) Tax Calculations: income tax calculations including:
             ----------------

             * the determination of the tax rate applied to the business;

             * the impact of tax credits and other deductions; and

             * the calculation of tax shield where appropriate;

         iv) Financing Costs: interest expense and other financing costs,
             ---------------
             including the calculation thereof (e.g. rates, amounts, etc.) if not actual reported amounts;

          v) Sustaining Capital Reinvestments: sustaining capital reinvestment
             --------------------------------
             and the valuer's underlying supportingcalculations and rationale;

         vi) Cash Flow Income: significant cash flow income such as
             ----------------
             depreciation, amortization, depletion and deferred taxes;

        vii) Capitalization Rates: calculations and rationale underlying the
             --------------------
             capitalization rates selected by the valuer, where market trading or comparable transaction statistics are used, those companies or transactions considered most relevant by the valuer should be specifically identified and information supporting their comparability disclosed (such as their financial size, profitability relative growth prospects, financial leverage, nature of operations, etc.); if the Capital Asset Pricing Model is used the calculations should be disclosed as described in 3.(iii) above.

        viii)   Sustainable Earnings/Cash Flow: calculations (such as
                ------------------------------
                averaging, selected average or weighted averaging) used by the valuer in determining sustainable earnings/cash flow to be capitalized and the rationale supporting the calculations; and

        ix)     Summary Calculations: a summary of the overall valuation
                --------------------
                calculations that sets out at least the sustainable earnings/cash flow to be capitalized, capitalization rates, capitalized values, the tax shield where appropriate, the addition of redundant asset value where applicable and the value result.

5.      Discounted Cash Flow Approach
        -----------------------------

        When the discounted cash flow approach is used, in addition to applicable items being disclosed as set out elsewhere herein, the Valuation Report should contain the following valuation calculation information:

        l)      Forecast Assumptions: key financial assumptions (such as sales
                --------------------
                growth rates, major expense reductions/growth, interest rates, tax rates, depreciation rates, etc.) and supporting rationale; major differences from assumptions used by management in preparing its forecast or projection should be highlighted and discussed;

        n)      Forecast Cash Flow: for each forecast year, the following type
                ------------------
                of information, for each major segment of the business, as applicable:
                -  revenues;
                -  operating profile;
                -  income expenses;
                -  depreciation, amortization and depletion;
                -  current income taxes;
                - capital expenditures (reinvestment and, separately, expediency);
                -  changes in working capital;
                -  cash flow;
                -  additional borrowings and/or other financings;
                -  loan repayments, if discounting leveraged cash flows; and
                -  loan payment, if discounting leveraged cash flows;

   iii) Terminal/Residual Value: the rationale for determination of the
        -----------------------
terminal/residual value along with all calculations and underlying key assumptions. If alternative methods were considered, their calculations should be disclosed and the results compared. Where capitalization of earnings or cash flow was used, the amount to be capitalized should be separately disclosed in the forecast and the rationale and underlying empirical support for the capitalization rate (including the assumed growth rate) should be fully disclosed as described in 3.(iii) above.

    iv) Sensitivity Analysis: A summary of the discounted cash flow results from
        --------------------
varying key assumptions (such as the discount rate, commodity pricing and/or major operating assumptions); and

     v) Summary Calculations: A summary of the overall valuation calculations
        --------------------
that sets out at least the discount rate(1), net present value of cash flows discounted, net present value of the terminal value and the value of redundant assets where applicable and the value result.

6. Asset Based Approaches
   ----------------------

   When asset based approaches are used, in addition to applicable items being disclosed as set out elsewhere herein, the Valuation Report should contain the following:

     i) Fair Market Value of Assets and Liabilities: the fair market value,
        -------------------------------------------
method of valuation and valuation calculations for each significant assets and liability (tangible, intangible and off-balance sheet) together with comparisons to their net book values;

    ii) Liquidation Costs: all significant liquidation costs and all relevant
        -----------------
assumptions and supporting data (e.g., selling or auction commissions, legal fees, administrative costs and operating losses, severance and vacation pay, tax costs of realization of assets, tax costs to the corporation of distribution of net assets to shareholders, time value of money, etc.);

   iii) Summary: a summary of the overall valuation calculations.
        -------

7. Redundant Assets
   ----------------

   Each significant redundant asset should be separately identified with the rationale in support of its indemnification. Both the method of valuing the redundant asset as well as the valuation calculations should be disclosed as set out elsewhere herein. The financial impact, if any, on historical and projected income and cash flow statements should be disclosed. As relevant, the following type of information supporting the calculation of value should be disclosed:

        -  appraisal values, appraisal dates, and names of appraisers;
        -  estimated costs of disposition, if any;
        -  tax, calculations (e.g. tax rates, capital gains, tax shield, etc.);
        -  interest rates; and
        - financial ratios (such as current ratio; debt equity ratios, etc.) used to determine excess or redundant leverage.

8.      Other Approaches
        ----------------

        Where other valuation methodologies are used, the Valuation Report should set out the rationale for using the methodologies and should contain a level of financial disclosure of such methodologies, including supporting empirical evidence, consistent with the level of financial disclosure set out herein.

9.      Valuation Conclusions
        ---------------------

        The valuation ranges developed by the different methodologies used should be compared and discussed. The valuer may choose to arrive at the overall conclusion of value based on a single valuation method, or some synthesis of the value conclusions determined under different methodologies. The valuer should reconcile the results of different methodologies and discuss the reconciling in support of the final valuation conclusion.